Exhibit (h)(7)

                         SUPPLEMENT TO AGENCY AGREEMENT


         Supplement to the Agency Agreements between each of the KEMPER FUNDS listed on the Attachment hereto (each a "Fund") and KEMPER SERVICE COMPANY (the "Agent").

         WHEREAS, each Fund and Agent are parties to an Agency Agreement, as supplemented from time to time (each an "Agency Agreement");

         WHEREAS, Section 5.A of each Agency Agreement provides that the fees payable by each Fund to Agent thereunder shall be as set forth in a separate schedule to be agreed upon by the Fund and Agent; and

         WHEREAS, the parties desire to reflect in this Supplement the revised fee schedule for each Agency Agreement as in effect as of January 1, 1999;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein provided, the parties agree as follows:

         1. The revised fee schedule for services provided by Agent to each Fund under each respective Agency Agreement as in effect on January 1, 1999, is set forth in Exhibit A hereto;

         2. This Supplement shall become a part of each respective Agency Agreement and subject to its terms and shall supersede all previous fee schedules under such agreement as of the date hereof.



                                  KEMPER FUNDS listed on the Attachment hereto,



                                  By:
                                      ------------------------------------------
                                      Name:  Mark S. Casady
                                      Title:    President


                                  KEMPER SERVICE COMPANY



                                  By:
                                      ------------------------------------------
                                      Name:  Michael J. Curran
                                      Title:  President

                                   ATTACHMENT
                                   ----------

Kemper Equity Trust
     Kemper-Dreman Financial Services Fund

Kemper Funds Trust
     Kemper Large Company Growth Fund
     Kemper Research Fund
     Kemper Small Cap Value+Growth Fund

Kemper Global/International Series
     Kemper Emerging Markets Growth Fund
     Kemper Emerging Markets Income Fund
     Kemper Global Blue Chip Fund
     Kemper International Growth and Income Fund
     Kemper Latin America Fund
     Growth Fund of Spain

Kemper Income Trust
     Kemper High Yield Fund II

Kemper Securities Trust
     Kemper U.S. Growth and Income Fund
     Kemper Small Cap Relative Value Fund



As of:  January 1, 1999

                                                                       EXHIBIT A

                  FEE SCHEDULE EFFECTIVE AS OF JANUARY 1, 1999
                  --------------------------------------------
   For all accounts except Scudder Kemper Retirement Services: Kemper KemFlex


                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)

Annual Open Account Fee
     Equity                             10.00               10.00           10.00            10.00
     Taxable Bond                       14.00               14.00           14.00            14.00
     Tax-Free Bond                      14.00               14.00           14.00            14.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)

     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds


                                   FEE SCHEDULE EFFECTIVE AS OF JANUARY 1, 1999
                                   --------------------------------------------
                                Scudder Kemper Retirement Services: Kemper KemFlex

                                        A Shares            B Shares        C Shares         I Shares         ZMF, ZYF
                                        --------            --------        --------         --------         --------
Per Account Fee (in $)

Annual Open Account Fee
     Equity                             18.00               18.00           18.00            18.00
     Taxable Bond                       23.00               23.00           23.00            23.00
     Tax-Free Bond                      23.00               23.00           23.00            23.00
     Zurich Money Funds and                                                                                   10.00
     Zurich YieldWise Funds
CDSC Fee                                N/A                 2.00            N/A              N/A              N/A
New Accounts Fee*
     Equity                             5.00                5.00            5.00             5.00
     Taxable Bond                       5.00                5.00            5.00             5.00
     Tax-Free Bond                      5.00                5.00            5.00             5.00
     Zurich Money Funds and                                                                                   5.00
     Zurich YieldWise Funds

Asset Based Fee (in bps)

     Equity                             8 bp                8 bp            8 bp             8 bp
     Taxable Bond                       5 bp                5 bp            5 bp             5 bp
     Tax-Free Bond                      2 bp                2 bp            2 bp             2 bp
     Zurich Money Funds and                                                                                   5 bp
     Zurich YieldWise Funds

--------
* The new shareholder account fee is not applicable to Class A Share accounts established in connection with a conversion from Class B Shares.

The out-of-pocket expenses of Agent will be reimbursed by Fund in accordance with the provisions of Section 5 of the Agency Agreement. Fees and out-of-pocket expenses shall be paid or reimbursed on a monthly basis upon receipt of an invoice therefor.

The asset based fee for each month shall be equal to 1/12 of the applicable annual fee rate, as set forth in this schedule, of the average daily net assets of the Fund for each month. The asset based fee in the schedule is expressed in basis points ("bps") as an annual rate. 100 basis points is equivalent to one percentage point (1.00%). For certain Funds listed in Exhibit B, total transfer agency fees and related out-of-pocket expenses payable by the Fund shall be limited for any fiscal year of the Fund to the levels set forth in Exhibit B, which levels are expressed as a percentage of average daily net assets for the applicable fiscal year.

                                                                      EXHIBIT B

                           TRANSFER AGENT EXPENSE CAPS


                                                                 A Shares           B Shares            C Shares
                                                                 --------           --------            --------

Kemper Adjustable Rate U.S. Government Fund                                           0.22%              0.14%

Kemper Blue Chip Fund                                                                 0.38%              0.30%

Kemper Cash Reserves Fund                                                                                0.14%

Kemper Diversified Income Fund                                                                           0.14%

Kemper Global Income Fund                                                             0.22%              0.14%

Kemper Growth Fund                                                                                       0.30%

Kemper High Yield Opportunity Fund                                0.10%

Kemper Income and Capital Preservation Fund                                           0.22%              0.14%

Kemper International Fund                                                             0.38%              0.30%

Kemper Small Capitalization Equity Fund                                                                  0.30%

Kemper Technology Fund                                                                0.38%              0.30%

Kemper Total Return Fund                                                                                 0.30%

Kemper U.S. Government Securities Fund                                                0.22%              0.14%

Kemper U.S. Mortgage Fund                                                                                0.14%